UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On or around June 30, 2017, Dippo Bello, the Vice President, Financial Planning and Treasurer of Erin Energy Corporation (the “Company”), began performing functions similar to those of a principal financial and principal accounting officer of the Company. The Company previously reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 10, 2017, that Mr. Bello and certain other employees were expected to take on the duties of the principal financial and principal accounting officer of the Company, and this Current Report on Form 8-K updates the prior disclosure to confirm that only Mr. Bello will be responsible for those functions moving forward, until a replacement Chief Financial Officer can be located, and expands the prior disclosure to include the information required by Item 5.02(c) of Form 8-K.

Dippo Bello, Age 49

Mr. Dippo Bello (CPA) has served as the Vice President, Financial Planning and Treasurer of the Company since May 2016. Previously, from March 2014 to May 2016, Mr. Bello served as the Director of Financial Planning & Treasury of the Company. From August 2010 to February 2014, Mr. Bello served as a Senior Controller with CAMAC International Corporation. Mr. Bello received his Bachelor of Science in Accountancy from Obafemi Awolowo University in Ile-Ife, Nigeria and his Masters of Business Administration from the University of Houston, Bauer College of Business.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Heidi Wong
Heidi Wong Senior Vice President

Date: August 8, 2017